PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into by and between AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company (“Seller”) and AEI NET LEASE INCOME FUND 36 LP, a Minnesota limited partnership (“Buyer”). The date on which last party hereto executes this Agreement is hereafter referred to as the “Effective Date”.

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

  Property. Seller desires to sell, and Buyer desires to purchase Seller’s right, title and interest in that certain real property consisting of approximately 0.915 acres and the improvements thereupon having a street address of 100 North Macon Street, Macon, Georgia 31210, as legally described on Exhibit A attached hereto (the “Real Property”), together with all buildings, structures, and other improvements now located on the Property (collectively, the “Improvements”), and all and singular rights and appurtenances pertaining to the Real Property and/or the Improvements, if any, including any interest of Seller, in and to adjacent streets, alleys, or rights-of-way, and any drainage facilities, utility facilities, easements, licenses, and/or privileges, if any (the “Appurtenances”) and all of Seller’s right, title and interest in the Lease as set forth in Section 2 below (the Real Property, the Improvements, and the Appurtenances are hereinafter collectively referred to as the “Property”). The Property to be sold by Seller to Buyer in this transaction is subject to the rights of Tenant under the Lease. Seller owns no interest in any personalty with respect to the Property.

  Lease. The Property is being sold subject to an existing lease of the Property memorialized by that Retail Lease dated March 14, 2011, by and between North Macon, LLC, a Georgia limited liability company, as landlord (“Original Landlord”) and Macon Healthcare, LLC, a Delaware limited liability company, as tenant (“Tenant”); as extended by that Letter dated April 8, 2010, by Tenant to Original Landlord; as amended by that Amendment to Retail Lease dated May 25, 2011, by and between Original Landlord and Tenant; as further amended by that Second Amendment to Retail Lease dated July 12, 2011, by and between Original Landlord and Tenant; as further amended and landlord’s interest assigned by that Amendment dated July 28, 2011, between Original Landlord, as landlord and assignor, Tenant, and Bass Road, as assignee1; as amended and restated by that Retail Lease dated May 1, 2012, by and between Bass Road Urgent Care, LLC, as landlord (“Bass Road”), and Tenant; landlord’s interest assigned by that Assignment and Assumption of Lease dated July 25, 2012 by Bass Road, as assignor, in favor of AEI Income & Growth Fund 24 LLC, a Delaware limited liability company, as to an undivided fifty percent (50%) tenant-in-common interest (“AEI 24”) and Seller, as to an undivided fifty percent (50%) tenant-in-common interest; landlord’s interest further assigned by that Assignment and Assumption of Lease dated November 1, 2022 by AEI 24, as assignor, assigning its undivided fifty percent (50%) tenant-in-common interest to Seller; as further amended by that First Amendment to Lease dated June 30, 2023, by and between Seller and Tenant (collectively, the

1 Reference to this missing amendment/assignment is located in the second whereas of the Retail Lease dated April 1, 2012, between Bass Road and Tenant.

“Lease”). Seller agrees to assign to Buyer, and Buyer agrees to assume from Seller, all right, title, and interest of Seller in and to the Lease.

  Purchase Price. The Purchase Price for the Property and the assignment of the Lease is Two Million Six Hundred Thousand and 00/100 Dollars ($2,600,000.00) (the “Purchase Price”). If all conditions precedent to Buyer’s obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Escrow Agent (as defined below) on or before the Closing Date (as hereinafter defined) by wire transfer of immediately available funds.

  Terms. The Purchase Price shall be paid by Buyer as follows:

    Within five (5) days of the Effective Date of this Agreement, Buyer will deposit One Hundred and 00/100 Dollars ($100.00) (the “Earnest Money”) into an escrow account with Stewart Title Guaranty Company-National Commercial Services, 333 South 7th Street, Suite 2420, Minneapolis, Minnesota 55402, (the “Title Company” or “Escrow Agent”). Upon expiration of the Inspection Period (as defined below), the Earnest Money shall become non-refundable except as explicitly set forth herein. The Earnest Money shall be credited against the Purchase Price when and if escrow closes and the sale is completed.
    Buyer will deposit the balance of the Purchase Price into escrow in sufficient time to allow escrow to close on the Closing Date.

  Due Diligence. Buyer will have thirty (30) days from the Effective Date (the “Inspection Period”) to conduct all of its inspections and due diligence and satisfy Buyer regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or injuries to or deaths of persons caused by Buyer or its authorized agents arising out of such physical inspections of the Property, and this indemnity shall survive Closing or termination of this Agreement. Within ten (10) business days of Buyer’s deposit of the Earnest Money with Escrow Agent, Seller shall provide, to the extent such items are in its possession or control, the items listed on Exhibit B (“Seller’s Materials”).

Buyer may terminate this Agreement on or before the expiration of the Inspection Period for any reason in Buyer’s sole discretion by delivering a cancellation notice to Seller and Escrow Agent on or prior to the expiration of the Inspection Period in which event the Earnest Money shall be immediately returned to Buyer. If this Agreement is not cancelled as set forth above, the Earnest Money shall be non-refundable unless Seller shall default hereunder, Seller fails to deliver title to the Property as otherwise required by this Agreement at Closing or in the event of a casualty or condemnation subject to the provisions of Section 17 below.

If Buyer terminates this Agreement on or before the expiration of the Inspection Period, as permitted under this Section, except for any escrow cancellation fees charged by the Title Company and any liabilities under this Section and those provisions stating otherwise (which will survive), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall return to Buyer the Earnest Money and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Buyer, Seller or anyone else.

If Buyer fails to close this transaction at no fault of Seller, Buyer will be irrevocably deemed in default of this Agreement. Upon default by Buyer, Seller, as its sole remedy, shall be to retain the Earnest Money and declare this Agreement null and void, in which event Buyer will be deemed to have cancelled this Agreement and relinquished all rights in and to the Property.

  Closing Date. Escrow shall close (the “Closing”) on or before ten (10) days following the expiration of the Inspection Period (the “Closing Date”), unless the parties mutually agree otherwise.

  Escrow. Escrow shall be opened by Seller upon execution of this Agreement by both parties. A copy of this Agreement will be delivered to the Title Company and will serve as escrow instructions together with the Title Company’s standard instructions, any additional instructions required by Seller and/or Buyer or their respective counsels, and any additional instructions required by the Title Company to clarify its rights and duties. The parties agree to sign such additional instructions. If there is any conflict between such other instructions and this Agreement, this Agreement shall control.

  Title. Within three (3) business days after the date that the Earnest Money is paid to the Title Company, Seller shall request that the Title Company prepare, at Seller’s expense, a title insurance commitment, along with delivery of the underlying documents encumbering title to the Property including any easement or declarations/CAM for issuance of an Owner’s Title Insurance Policy (collectively, the “Title Commitment”). Closing will be conditioned on the agreement of the Title Company to issue an Owner’s Title Insurance Policy, dated as of the Closing Date, in an amount equal to the Purchase Price, with extended coverage over the general exceptions normally contained in an owner’s title insurance policy to be obtained at Buyer’s expense, insuring that Buyer will own insurable fee simple title to the Property subject only to the Permitted Title Exceptions, as defined herein.

  Objections. Buyer shall examine and make any title objections to the Title Commitment and/or Updated Survey (the “Title Objections”) within the Inspection Period. Any Title Objections shall be made in writing or deemed waived (such written notice of Buyer’s Title Objections to be hereinafter referred to as the “Notice of Objections”). Except as set forth below, the Title Company’s standard exceptions; liens and encumbrances for water charges, sewer rates, assessments and other governmental charges not delinquent subject to proration pursuant to the terms of this Agreement; building and zoning laws, ordinances, state and federal regulations; building codes, entitlements and other land use regulations promulgated by any governmental authority including environmental laws, or any nonconformity or violation of the Property therewith or thereof; restrictions relating to use and/or improvement of the Property; reservations of mineral rights; easements of record; lien for current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the Lease; and any title exception disclosed by the Title Commitment or Buyer’s survey and not listed in such Notice of Objections shall be deemed “Permitted Title Exception(s)” under this Agreement; provided, however, that any mortgage, security deed, lien, lis pendens, judgment, or other claim in a liquidated amount incurred by Seller during Seller’s ownership of the Property which constitutes an exception to title to the Property shall not in any event be a Permitted Title Exception hereunder, but such claim shall be paid or satisfied out of the sums payable by Buyer to Seller at Closing, and the proceeds of sale payable to Seller shall be reduced accordingly; provided that such claim must have arisen directly from the acts or omissions of Seller, and not those of the Tenant.

If Seller shall fail to cure (or commence to cure) or eliminate all the Title Objections listed in the Notice of Objections within fifteen (15) days after receipt of the Notice of Objections (the “Title Cure Period”), then Buyer may elect either to: (a) accept the Property subject to the Title Objection(s) not cured (in which case such title exception(s) shall become a Permitted Title Exception(s) hereunder), or (b) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer within two (2) business days.

In the event that Seller agrees to cure a Title Objection and commences such cure, but the same cannot be cured within the Title Cure Period, the Buyer may, by written notice to Seller, preserve such Title Objection such that the cure of such Title Objection shall be a condition precedent to Buyer’s obligation to close. Buyer shall elect to either accept the Property subject to the Permitted Title Exceptions or terminate the Agreement by written notice to Seller delivered within three (3) business days following the end of the Title Cure Period, and the failure to deliver such election notice shall constitute an election to proceed under clause (a) above.

At any time after the Effective Date of this Agreement and prior to Closing, Buyer shall have the right to notify Seller of any additional title exception which first appears of record after the effective date of the Title Commitment, or otherwise becomes known to Buyer (“New Exception”). Buyer shall be allowed three (3) business days after notice of any New Exception for examination and the making of any new Title Objections thereto by written notice to Seller (“Notice of New Objections”). Except as set forth herein, any New Exception disclosed to Buyer and not listed in such Notice of New Objections shall be deemed a Permitted Title Exception. If Seller shall fail to cure (or commence to cure) or eliminate the New Exception listed in the Notice of New Objections within ten (10) days after receipt of the Notice of New Objections (the “Second Title Cure Period”), then Buyer may elect either to: (a) accept the Property subject to the New Exception(s) not cured (in which case such New Exception(s) shall become a Permitted Title Exception(s) hereunder), or (b) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer.

  Closing Costs. Seller shall pay all closing costs including but not limited to (i) any title search and exam fees for preparation of the Title Commitment; (ii) the premium for issuance of an Owner’s Title Insurance Policy in the amount of the Purchase Price to Buyer along with endorsements, as needed; (iii) all transfer taxes (state, county, and municipal, as applicable); (iv) the cost of updating any of Seller’s Materials; (v) the cost and expense of transferring any warranties, rights or benefits concerning the Improvements; and (vi) all escrow and closing fees and the attorney’s fees and costs to document and close this transaction. Both parties represent to the other that they have not been represented by a broker, and agree to hold the other party harmless from any claim of brokerage commission by, through, or as a result of representation of the other party.

  Real Estate Taxes, Special Assessments and Prorations. The responsibility for all real property taxes for the current tax period and all expenses (including but not limited to common area maintenance expenses and fees), if any, that are actually required to be paid by Seller under the Lease, shall be prorated between Buyer and Seller as of the Closing Date.
  All operating expenses from the Property actually required to be paid by Seller under the Lease, if any, shall be prorated between the parties and adjusted by them as of the Closing Date. Rents and other income generated from the Property shall be prorated between the parties as of the Closing Date. Seller shall be entitled to all income earned as a landlord, and shall be responsible for all expenses incurred and not contractually required to be paid by landlord under the Lease, prior to the Closing Date. Buyer shall be entitled to all income earned as a landlord, and shall be responsible for all operating expenses of the Property incurred and required to be paid as landlord under the Lease, on and after the Closing Date. There are no security deposits under the Lease.

  Seller’s Representations and Agreements.

    Seller represents and warrants as of this date that:
      The Lease constitutes the sole agreement with respect to the right of any person or entity to occupy the Property. The copy of the Lease delivered to Buyer by Seller is a true, accurate and complete copy of the Lease, including all amendments, addenda, riders, supplements and exhibits to the Lease, all guarantees relating to the Lease and all memoranda of the Lease, and there are no modifications or other agreements, written or oral, affecting the Lease other than as expressly set forth in the copy thereof so delivered to Buyer.
      Seller has marketable title to the Property.
      Seller has all requisite power and authority to enter into this Agreement and to perform the Seller obligations hereunder. The persons executing this Agreement on behalf of Seller have been duly authorized to act on behalf of and to bind Seller, and this Agreement represents a valid and binding obligation of Seller.
      Performance of this Agreement by Seller and the transaction contemplated hereunder are not prohibited or restricted by the terms of any Seller organizational documents, or any contract to which Seller is a party.

      There are no service, supply, maintenance, leasing or management agreements, or other similar agreements (or any amendments, modifications, extensions, or supplements thereto) to which Seller is a party.
      Seller has not received written notice of any threatened or pending eminent domain or condemnation action from any governmental entity affecting any of the Property. Seller has not made an application for changes in the zoning affecting the Property.

      Neither Seller nor any person or entity that directly or indirectly (a) controls Seller or (b) has an ownership interest in Seller of 10% or more, appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

      Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller after the Closing Date without Buyer’s prior consent, which will not be unreasonably withheld or delayed.

      The improvements on the Property remain unchanged since issuance of the As-Built ALTA survey dated March 26, 2012, issued by James P. Garrett, Georgia Registered Land Surveyor No. 2466.

      These representations and warranties shall be deemed to be made at the Closing and shall survive the Closing for a period of three (3) months.

      Disclosures.

        With the exception of the Seller’s Representations and Warranties contained in Section 12, Buyer agrees that Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.
        Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any representations or information provided by Seller or to be provided by Seller, except as set forth herein. Buyer further acknowledges that the information provided, or to be provided, by Seller with respect to the Property was obtained from a variety of sources and Seller has not (a) made independent investigation or verification of such information, and (b) makes no representations as to the accuracy or completeness of such information, except as herein set forth. The sale of the Property as provided for herein is made on an “AS-IS, WHERE-IS” basis and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, suitability for lease, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property. Seller makes no representations of any sort that ownership of the Property will result in a profit to Buyer.
        Buyer acknowledges that Seller cannot, and does not, make any representation as to (i) the success, or lack thereof, of the Property or continuation of the

    Lease post-Closing, or (ii) the appropriateness of purchasing the Property for the Buyer’s individual tax or financial situation or tax or financial objectives. Buyer acknowledges that it is relying solely upon its own examination of the Property and all facts surrounding the purchase of the Property including the merits and risks involved therein.

    The parties agree that the provisions of this Section 13 shall survive the Closing Date for a period of three (3) months (“Survival Period”).

      Closing Deliverables.

        On or before the Closing Date, Seller will deposit into escrow the following, executed and acknowledged where necessary by authorized representatives of Seller as appropriate):
          A limited warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the Permitted Title Exceptions (the “Deed”) in the form attached hereto as Exhibit C and approved by Buyer, which Deed shall be in recordable form, duly executed and acknowledged, and shall have affixed thereto, at Seller’s sole cost and expense, any requisite surtax, documentary tax stamps, and or transfer tax in proper amount which documentary transfer tax declaration shall be affixed to the Deed after recordation thereof and affidavits required by the jurisdiction in which the Property is located (including any requisite transfer tax forms);
          An Assignment and Assumption of Lease in the form attached hereto as Exhibit D;
          An Assignment of Warranties and approvals in the form attached hereto as Exhibit E;
          A non-foreign affidavit for purposes of compliance with Section 1445(b)(ii) of the Internal Revenue Code, in form required by federal income tax regulations and reasonably acceptable to Buyer;
          any reasonable and customary certificates and affidavits that may be required in the normal course by Title Company, in form and substance satisfactory to Buyer and the Title Company, including, without limitation, an owner’s title affidavit that provides that there has been no work done at the Property for the last 180 days and that there are no parties or occupants in possession of the Property;
          such evidence as the Escrow Agent shall reasonably require as to the authority of the parties acting on behalf of Seller to enter into this Agreement and to discharge the obligations of Seller pursuant hereto;

      a closing statement which sets forth the distribution of the Purchase Price and other funds;

      a Notice to Tenant of the sale of the Property to Buyer and of the Assignment and Assumption of Lease, such notice to be delivered by the Title Company to Tenant upon Closing;

      keys/access cards and/or fobs and copies of all licenses, surveys, plans and specifications, permits and approvals and other similar documents which pertain to the Property and/or any government approvals which may be in Seller’s possession or under its control; and

      such other items, documents, affidavits, real property transfer tax returns, instruments and certificates as Buyer or Title Company reasonably requires or as may be necessary or desirable to consummate the sale of the Property and to induce Title Company to issue the Buyer’s title policy.

      At Closing, Buyer shall deliver the following documents (which shall be duly executed and acknowledged by representatives of Buyer, where necessary, by Buyer as appropriate) and escrow the balance of the Purchase Price when required hereunder and any additional funds required of Buyer (pursuant to this Agreement or any other agreement executed by Buyer) to close escrow for disbursement in accordance with the closing statement; provided, however, if the deposit is to be made on the Closing Date it shall be funded by Buyer no later than 11a.m. CST on the Closing Date to allow for wire transfer delivery of the Purchase Price to Seller on the Closing Date:

        An Assignment and Assumption of Lease in the form attached hereto as Exhibit D;
        An Assignment of Warranties and approvals in the form attached hereto as Exhibit E;
        such evidence as the Escrow Agent shall reasonably require as to the authority of the parties acting on behalf of Buyer to enter into this Agreement and to discharge the obligations of Buyer pursuant hereto;
        a closing statement which sets forth the allocation of the Purchase Price and other costs and expenses between the Buyer; and
        such other items, documents, affidavits, resolutions, real property transfer tax returns, instruments and certificates as Buyer or Title Company reasonably requires or as may be necessary or desirable to consummate the sale of the Property and to induce Title Company to issue the Buyer’s title policy.

      Both parties will deliver to the Title Company any other documents reasonably required by the Title Company to close escrow.

      The parties agree to execute any and all other documents required by the Title Company which are deemed necessary to deliver good and marketable title.

      On the Closing Date, if escrow is ready to close, the Title Company will record the Deed in the official records of the county where the Property is located; cause the Title Company to commit to issue the title policy; immediately deliver to Seller the net sales proceeds of the Purchase Price deposited into escrow by wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the Title Company’s certified combined Closing statement showing all charges to all parties and take all other actions necessary to close escrow.

      Defaults. IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BY REASON OF A DEFAULT OF BUYER UNDER THIS AGREEMENT, THE EARNEST MONEY (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON AFTER NEGOTIATION AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR BY REASON OF BUYER’S DEFAULT. BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISIONS COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL OR HAD THE OPPORTUNITY TO SEEK COUNSEL TO UNDERSTAND THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

    IF SELLER SHALL DEFAULT HEREUNDER, THEN BUYER MAY (1) TERMINATE THIS AGREEMENT, WHEREUPON THE EARNEST MONEY SHALL BE RETURNED TO BUYER (TOGETHER WITH ALL INTEREST, IF ANY, EARNED THEREON) PROVIDED THAT BUYER IS NOT IN DEFAULT HEREUNDER, OR (2) IN LIEU THEREOF, BUYER MAY PURSUE A SUIT FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT TO BE COMMENCED WITHIN THIRTY (30) DAYS OF THE ALLEGED DEFAULT WITHOUT INCLUSION OF ANY ADDITIONAL DAMAGES OWING BY SELLER AND SELLER SHALL HAVE NO LIABILITY FOR ANY OF BUYER’S ATTORNEY’S FEES OR COSTS; EITHER OF WHICH (1) OR (2) SHALL BE BUYER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT. BUYER HEREBY EXPRESSLY WAIVES, RELINQUISHES AND RELEASES ANY OTHER RIGHT OR REMEDY AVAILABLE TO BUYER AT LAW, IN EQUITY OR OTHERWISE BY REASON OF SELLER’S INABILITY OR FAILURE TO PERFORM ITS OBLIGATIONS. FURTHER,  NOTWITHSTANDING  ANYTHING  TO  THE  CONTRARY  CONTAINED

    ELSEWHERE HEREIN, IN THE EVENT THE CLOSING HEREUNDER IS CONSUMMATED, SELLER SHALL NOT HAVE ANY PAST, PRESENT OR FUTURE LIABILITY FOR ANY CLAIM FOR ANY BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY OF SELLER UNDER THIS AGREEMENT, OR UNDER ANY CLOSING DOCUMENT, WHICH IS ASSERTED BY BUYER AFTER THE CLOSING, AND SHALL NOT BE ACTIONABLE OR PAYABLE REGARDLESS OF WHETHER ANY SUCH LIABILITY ARISES FROM THE ACTUAL OR ALLEGED NEGLIGENT OR WILLFUL ACT OR OMISSION OF SELLER OR ANY RELATED ENTITY; PROVIDED, HOWEVER, TO THE EXTENT BUYER MAKES SUCH CLAIMS OR ALLEGES SUCH LIABILITIES AGAINST SELLER EACH OF THE FOLLOWING CONDITIONS SHALL BE SATISFIED IN ADVANCE: (I) THE BREACH IN QUESTION RESULTS FROM OR IS BASED ON A CONDITION, STATE OF FACTS OR OTHER MATTER WHICH WAS NOT KNOWN TO BUYER PRIOR TO THE CLOSING, AND (II) WRITTEN NOTICE CONTAINING A DESCRIPTION OF THE SPECIFIC NATURE OF SUCH BREACH OR LIABILITY SHALL HAVE BEEN GIVEN BY BUYER TO SELLER PRIOR TO THE EXPIRATION OF THE SURVIVAL PERIOD OF THREE MONTHS, AND (III) AN ACTION SHALL HAVE BEEN COMMENCED BY BUYER AGAINST SELLER WITHIN THIRTY (30) DAYS AFTER THE TERMINATION OF THE SURVIVAL PERIOD OF THREE MONTHS; AND FURTHER PROVIDED AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THE AGGREGATE LIABILITY OF SELLER AND ANY SELLER PARTIES ARISING DIRECTLY OR INDIRECTLY PURSUANT TO OR IN CONNECTION WITH THE REPRESENTATIONS AND WARRANTIES (WHETHER EXPRESS OR IMPLIED) OF SELLER UNDER THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE LIMITED TO TEN ONE-HUNDREDTHS OF ONE PERCENT (0.10%) OF THE PURCHASE PRICE (THE “CAP”). THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING INDEFINITELY.

      Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:

      In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing Date, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

      Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

      To Buyer’s knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (i) any applicable provisions of law, (ii) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

      Damages, Destruction and Eminent Domain.

        If, prior to the Closing Date, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $100,000.00, this Agreement shall become null and void, at Buyer’s option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth herein have been satisfied, or waived; and
        If the cost of repair is less than $100,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereunder.
        If, prior to the Closing Date, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer’s option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.
        In the event that this Agreement is terminated by Buyer pursuant to this section, the Earnest Money shall be immediately returned to Buyer after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.
      (ii) any ten-day period provided for above in this Subsection 17(a) for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer’s right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

      1031 Exchange. Seller and/or Buyer may close the Transaction as part of a like-kind exchange of properties under Section 1031 of the Internal Revenue Code of 1986, as amended, and applicable rules and regulations. The exchanging party shall bear all costs of its exchange. The non-exchanging party shall cooperate with the exchanging party and do all things reasonably required and requested by the exchanging party (provided that such actions do not increase the non-exchanging party’s obligations or liabilities under this Agreement) to effect and facilitate such an exchange. The exchanging party shall provide to the non-exchanging party (x) the name of the qualified intermediary at least five (5) Business Days prior to the Closing Date and (y) all documents required in connection with the exchange, including, without limitation, the notice of exchange at least two (2) Business Day prior to the Closing Date. The exchanging party shall and does hereby indemnify, defend, and hold the non-exchanging party harmless for and from all liabilities arising as a result of the exchange that would not have arisen had the exchanging party not closed the Transaction as part of a like-kind exchange. Anything in this Section to the contrary notwithstanding: (a) neither Buyer nor Seller makes any representation or warranty to the other as to the effectiveness or tax impact of any proposed exchange; (b) in no event shall Buyer or Seller be required to take title to any exchange or replacement property; (c) in no event shall completion of any such exchange be a cause or excuse for any delay in the Closing; and (d) neither Buyer nor Seller, as applicable, shall be required to incur any costs or expenses or incur any additional liabilities or obligations whatsoever in order to accommodate any exchange requested by the exchanging party or any exchange intermediary or facilitator.

      Cancellation. If any party elects to cancel this Agreement because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to Escrow Agent a notice containing the address of the party in breach and stating that this Agreement shall be cancelled unless the breach is cured within three (3) days following the delivery of the notice to the breaching party. Within three (3) days after receipt of such notice, the Escrow Agent shall send it by electronic mail to the party in breach at the address contained in the notice and no further notice shall be required. If the breach is not cured within three (3) days following the delivery of the notice to the breaching party, this Agreement shall be cancelled.

      Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which shall constitute one and the same instrument. Any person may rely upon a photocopy, facsimile, or electronically transmitted signature (e.g. DocuSign) to this Agreement.

      Expiration. Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller, and Seller shall have five (5) days from receipt hereof within which to accept this offer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller, and their respective successors and assigns.

      Choice of Law. This Agreement shall be governed by, and construed in accordance with the laws of the state in which the Property is located.
      Notices. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or delivered by personal delivery to the party at its address set forth below, or by overnight courier with a copy via electronic mail to the respective electronic mail address set forth below, or to such other address as such party may hereafter designate by written notice to the other party. Refusal, rejection, or return of any notice otherwise properly delivered as set forth herein shall be deemed to constitute delivery of such notice. Notice given in accordance herewith shall be deemed effectively given upon delivery to the address of the addressee.

    If to Seller:
    AEI Income & Growth Fund 25 LLC 1300 Wells Fargo Place

    30 East Seventh Street St. Paul, MN 55101
    Attn: Asset Management
    Email: assetmanagement@aeifunds.com

    With a copy to:                       Grabarski Law
    PLLC
    2233 Hamline Avenue North Suite 412
    Roseville, MN 55113
    Attn: Jodie Leigh Grabarski
    Email: JGrabarski@GrabarskiLawPLLC.com and AJakkola@GrabarskiLawPLLC.com

    If to Buyer:
    AEI Net Lease Income Fund 36 LP 1300 Wells Fargo Place
    30 East Seventh Street St. Paul, MN 55101
    Attn: Asset Management
    Email: assetmanagement@aeifunds.com

    With a copy to:                       Grabarski Law
    PLLC
    2233 Hamline Avenue North Suite 412
    Roseville, MN 55113
    Attn: Jodie Leigh Grabarski
    Email: JGrabarski@GrabarskiLawPLLC.com and AJakkola@GrabarskiLawPLLC.com

      Miscellaneous.

        This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney’s fees and costs actually incurred.
        This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.
        If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the Closing Date or exercise any remedy available to it by law, including terminating this Agreement.

      Funds to be deposited or paid by Buyer must be good and clear funds in the form of wire transfer, subject to the Title Company’s requirements.

      Buyer shall have the right to assign this Agreement at Closing to any entity or entities affiliated with or related to Buyer without the consent of Seller (provided that Buyer shall notify Seller at least five (5) days prior to Closing to allow the parties to modify the Closing documentation accordingly). Other than the foregoing, Buyer shall not be entitled to assign any of its right, title, and interest herein without Seller’s prior consent. Any assignee shall expressly assume all of Buyer’s duties, obligations, and liabilities hereunder, and Buyer shall not be released from any of its obligations hereunder.

      Whenever the last day for the exercise of any right or the discharge of any obligation under this Agreement shall fall upon a Saturday, Sunday, or any public or legal holiday, the party having such right or obligation shall have until 5:00 p.m. (Central Time) on the next succeeding regular business day to exercise such right or discharge such obligation. Time is of the essence of this Agreement.

      The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof.

      All of the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

      No failure to strictly enforce any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision.

      This Agreement may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement. Each counterpart shall be deemed an original hereof notwithstanding less than all of the parties may have executed it. All facsimile and emailed executions shall be treated as originals for all purposes.

      All parties agree to sign any and all further documents reasonably necessary to implement the terms hereof.
    [SIGNATURES PAGES FOLLOW]

    IN WITNESS WHEREOF, the Seller and Buyer have executed this Purchase and Sale Agreement to be effective as of the Effective Date.

    SELLER:

    AEI INCOME & GROWTH FUND 25 LLC
    a Delaware limited liability company

    By:
    AEI Fund Management XXI, Inc. a Minnesota corporation
    Its:
    Managing Member

                      By: /s/ Marni Nygard

    Name: Marni Nygard
    Its: President

                            Date: 09/29/2026

    BUYER:

    AEI NET LEASE INCOME FUND 36 LP
    a Minnesota limited partnership

    By:
    AEI Income Fund Manager, Inc. a Minnesota corporation
    Its:
    General Partner
                By: /s/ Marni Nygard

    Name: Marni Nygard
    Its: President
      Date: 09/29/2026

    EXHIBIT A
    (Legal Description)

    All that certain tract or parcel of land, situate, lying and being located in Land Lot 263 of the 13th Land District of Bibb County, Georgia, designated as Parcel 4 comprising 0.915 acres as shown on a Re-Subdivision Survey for Bass Road Urgent Care, LLC dated March 26, 2012, prepared by James P. Garrett, Georgia Registered Land Surveyor No. 2466, a copy of which is recorded in Plat Book 93, Page 450, Clerk's Office, Bibb County Superior Court and is incorporated herein by reference for a more complete and accurate description of the property.

    Together With:

    Those Rights and Easements appurtenant to the subject property, including, but not limited to, Cross Access Easements, Parking Rights and the use and enjoyment of Open Areas as enumerated in that certain Declaration of Covenants, Conditions and Restrictions for Providence Commercial Village by Placemaker, LLC, a Georgia limited liability company, dated June 1, 2006, filed for record July 18, 2006, and recorded in Deed Book 7137, Page 106, aforesaid records; as affected by that certain Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre (aka Providence Towne Centre), dated February 15, 2008, filed for record February 20, 2008, and recorded in Deed Book 7770, Page 1, aforesaid records; as affected by that certain Supplemental Declaration to Amended Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre, dated October 20, 2010, filed for record October 27, 2010, and recorded in Deed Book 8392, Page 185, aforesaid records; and as further affected by that certain Supplemental Declaration to Amended Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre, dated April 22, 2011, filed for record June 26, 2011, and recorded in Deed Book 8516, Page 256, aforesaid records.

    Also conveyed is a non-exclusive, perpetual and irrevocable easement on, over, across and through North Macon Street designated as Private Right of Way and Access Easement (being approximately 60' in width) as shown on the above referenced plat.
    This conveyance is subject to the Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre made by Placemaker, LLC dated February 15, 2008 and recorded in Deed Book 7770, pages 1-45, as amended, Clerk's office, Bibb Superior Court.

    EXHIBIT B
    (Seller’s Materials)

    The following Seller’s Materials will, at minimum, be provided by Seller, to the extent such items exist in Seller’s possession:

      A copy of Seller’s existing Owner’s Title Policy for the Property, with copies of underlying documents in Seller’s possession;

      A copy of Seller’s existing as-built ALTA survey of the Property;

      A complete copy of the Lease, and any amendments thereto, including but not limited to guaranties, amendments, assignments of lease, letter agreements, commencement agreements, and any memorandum of leases;

      A copy of Seller’s existing Phase I Environmental Site Assessment report;

      A copy of the Tenant’s existing insurance certificate(s) for the Property;

      A copy of the Certificate of Occupancy from the governing municipality;

      Copies of the existing final building plans and specifications for the improvements;

      A copy of real estate tax statements for the Property;

      A copy of any existing warranties applicable to the Property, in Seller’s possession if any, including but not limited to warranties related to all roof components and all HVAC components; and

      The past two calendar years’ of repair and maintenance expenses applicable to the Property, if any.

    EXHIBIT C
    Form of Deed

    SPECIAL WARRANTY DEED
    Return to:

    AEI Net Lease Income Fund 36 LP 1300 Wells Fargo Place
    30 East Seventh Street St. Paul, MN 55101
    Attn: Asset Management

    STATE OF GEORGIA
    Parcel No.

    COUNTY OF BIBB

    LIMITED WARRANTY DEED

    This indenture made and entered into the   day of
    , 2026, between AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company, having an address of 30 East Seventh Street, Suite 1300, Saint Paul, Minnesota 55101, as party of the first part, hereinafter called “Grantor”, and AEI NET LEASE INCOME FUND 36 LP, a Minnesota limited partnership, having an address of 30 East Seventh Street, Suite 1300, Saint Paul, Minnesota 55101, party of the second part, hereinafter known and designated as “Grantee” (the words “Grantor” and “Grantee” to include their respective heirs, successors, and assigns where the context requires or permits).
    WITNESSETH

    That Grantor, for and in consideration of the sum of $10.00 and other valuable consideration to Grantor in hand paid, at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold and conveyed and does by these presents, grant, bargain, sell and convey to Grantee, and Grantee’s respective successors and assigns, all of Grantor’s rights, title and interest in and to that certain real property being located in the
    , Bibb County, Georgia, and being more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”).
    This conveyance and the limited warranty of title herein are expressly made subject to all zoning ordinances, easements and restrictions of record, if any, affecting the Property, specifically including, but not limited to the items described on Exhibit B attached hereto (the “Permitted Exceptions’’).

    To have and to hold the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee and the successors and assigns of Grantee, in fee simple; subject to the Permitted Exceptions.

    And the said Grantor will warrant and forever defend the right and title to the above-described Property unto the said Grantee against the claims of all persons whomsoever, claiming by, through or under Grantor, but not otherwise.

    In witness whereof, Grantor has caused this Limited Warranty Deed to be executed and sealed by its duly authorized representatives the day herein first above written.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My commission expires:	GRANTOR: AEI INCOME & GROWTH FUND 25 LLC a Delaware limited liability company By: AEI Fund Management XXI, Inc. a Minnesota corporation Its: Managing Member By: Name: Marni Nygard Its: President

    EXHIBIT A
    To Limited Warranty Deed Legal Description

    All that certain tract or parcel of land, situate, lying and being located in Land Lot 263 of the 13th Land District of Bibb County, Georgia, designated as Parcel 4 comprising 0.915 acres as shown on a Re-Subdivision Survey for Bass Road Urgent Care, LLC dated March 26, 2012, prepared by James P. Garrett, Georgia Registered Land Surveyor No. 2466, a copy of which is recorded in Plat Book 93, Page 450, Clerk's Office, Bibb County Superior Court and is incorporated herein by reference for a more complete and accurate description of the property.
    Together With:
    Those Rights and Easements appurtenant to the subject property, including, but not limited to, Cross Access Easements, Parking Rights and the use and enjoyment of Open Areas as enumerated in that certain Declaration of Covenants, Conditions and Restrictions for Providence Commercial Village by Placemaker, LLC, a Georgia limited liability company, dated June 1, 2006, filed for record July 18, 2006, and recorded in Deed Book 7137, Page 106, aforesaid records; as affected by that certain Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre (aka Providence Towne Centre), dated February 15, 2008, filed for record February 20, 2008, and recorded in Deed Book 7770, Page 1, aforesaid records; as affected by that certain Supplemental Declaration to Amended Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre, dated October 20, 2010, filed for record October 27, 2010, and recorded in Deed Book 8392, Page 185, aforesaid records; and as further affected by that certain Supplemental Declaration to Amended Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre, dated April 22, 2011, filed for record June 26, 2011, and recorded in Deed Book 8516, Page 256, aforesaid records.
    Also conveyed is a non-exclusive, perpetual and irrevocable easement on, over, across and through North Macon Street designated as Private Right of Way and Access Easement (being approximately 60' in width) as shown on the above referenced plat.
    This conveyance is subject to the Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre made by Placemaker, LLC dated February 15, 2008 and recorded in Deed Book 7770, pages 1-45, as amended, Clerk's office, Bibb Superior Court.

    EXHIBIT B
    To Limited Warranty Deed Exceptions to title
      Taxes for the year 2025, due in 2026, and subsequent years, not yet due and payable.
      All taxes or assessments approved, levied or enacted by the State, County, Municipality, Township or similar taxing authority, which are not yet due and payable, including but not limited to any retroactive increases in taxes or assessments resulting from any retroactive increase in the valuation of the land by the State, County, Municipality, Township, or other taxing authority.
      Building and zoning laws, ordinances, state and federal regulations.
      Any minerals or mineral rights leased, granted or retained by current or prior owners.
      Easement and Slope Release from John I. MacEachran to Armante R. D'Amante and Ida P. D'Amante, dated July 24, 1980, and recorded September 04, 1980 in Book 1378, Page 432. (Exc. 8)
      Deed of Easement for Slope and Embankment Easement from Robert T. Bacon, Sr. to Armante R. D'Amante and Ida P. D'Amante, dated September 12, 1988, and recorded October 17, 1988 in Book 1751, Page 827. (Exc. 9)
      Deed of Easement for Slope, Embankment and Culvert Easement from Robert T. Bacon, Sr. to the State of New Hampshire, dated April 24, 1989, and recorded July 05, 1989 in Book 1798, Page 564. (Exc. 10)
      Deed of Easement for Slope, Embankment and Culvert Easement from Sumner H. Tilton to the State of New Hampshire, dated May 23, 1989, and recorded July 05, 1989 in Book 1798, Page 568. (Exc. 11)
      Deed of Easement for Slope, Embankment and Culvert Easement from Sumner H. Tilton to the State of New Hampshire, dated December 06, 1989, and recorded December 15, 1989 in Book 1826, Page 920.
      (Exc. 12)
      Deed of Easement for Slope, Embankment and Culvert Easement from Sumner H. Tilton to the State of New Hampshire, dated December 06, 1989, and recorded January 03, 1990 in Book 1829, Page 1019.
      (Exc. 14)
      Easement Deed from Berkshire-Concord, L.L.C., a Massachusetts limited liability company, to Unitil Energy Systems, Inc., a New Hampshire corporation and Verizon New England, Inc. (formerly known as New England Telephone & Telegraph), a New York corporation, dated May 09, 2005, and recorded June 06, 2005 in Book 2784, Page 460. (Exc. 16)
      Deed of Easement for Utility Easement from Berkshire-Concord, LLC, a Massachusetts limited liability company, to the City of Concord, dated May 25, 2005, and recorded July 22, 2005 in Book 2801, Page 645. (Exc. 17)
      Easement Deed for Sanitary Sewer Easement from Berkshire-Concord, LLC, a Massachusetts limited liability company, to the City of Concord, dated May 9, 2005, and recorded July 22, 2005 in Book 2801, Page 647. (Exc. 18)
      Reciprocal Easement Agreement by and between Berkshire-Concord, LLC, a Massachusetts limited liability company, and Loudon Road N.H. Rte. 9 Development, LLC, a New York limited liability company, dated July 15, 2005, and recorded July 22, 2005 in Book 2801, Page 786. (Exc. 19)
      Easement Agreement by and between Berkshire-Concord, LLC, a Massachusetts limited liability company and Milano Real Estate Associates, LLC, a New Hampshire limited liability company, dated July 15, 2005, and recorded July 22, 2005 in Book 2801, Page 801; as amended by an Amended and
      Restated Easement Agreement dated October 06, 2005, and recorded October 07, 2005 in Book 2829,
      Page 1846. (Exc. 20)
      All notations, facts, easements, setback lines, rights of ways, matters, and issues as shown on Plans 17480, 17444, 8152, 7139, and 906. (Exc. 21)

    EXHIBIT D
    Form of Assignment of Lease

    ASSIGNMENT AND ASSUMPTION OF LEASE

    This
    Assignment
    and  Assumption
    of
    Lease
    (the
    “Assignment”),
    dated
    as
    of
    , 2026, (the “Effective Date”), is by and among AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company (“Assignor”), and AEI NET LEASE INCOME FUND 36 LP, a Minnesota limited partnership, as assignee (“Assignee”).
    WHEREAS, Assignor is presently the holder of lessor’s interest under that certain Retail Lease dated March 14, 2011, by and between North Macon, LLC, a Georgia limited liability company, as landlord (“Original Landlord”) and Macon Healthcare, LLC, a Delaware limited liability company, as tenant (“Tenant”); as extended by that Letter dated April 8, 2010, by Tenant to Original Landlord; as amended by that Amendment to Retail Lease dated May 25, 2011, by and between Original Landlord and Tenant; as further amended by that Second Amendment to Retail Lease dated July 12, 2011, by and between Original Landlord and Tenant; as further amended and landlord’s interest assigned by that Amendment dated July 28, 2011, between Original Landlord, as landlord and assignor, Tenant, and Bass Road, as assignee; as amended and restated by that Retail Lease dated May 1, 2012, by and between Bass Road Urgent Care, LLC, as landlord (“Bass Road”), and Tenant; landlord’s interest assigned by that Assignment and Assumption of Lease dated July 25, 2012 by Bass Road, as assignor, in favor of AEI Income & Growth Fund 24 LLC, a Delaware limited liability company, as to an undivided fifty percent (50%) tenant-in-common interest (“AEI 24”) and Assignor, as to an undivided fifty percent (50%) tenant-in-common interest; landlord’s interest further assigned by that Assignment and Assumption of Lease dated November 1, 2022 by AEI 24, as assignor, assigning its undivided fifty percent (50%) tenant-in-common interest to Assignor; as further amended by that First Amendment to Lease dated June 30, 2023, by and between Assignor and Tenant (collectively, the “Lease”). The Lease affects the real property commonly known as 100 North Macon Street, Macon, Georgia 31210, and legally described on Exhibit A attached hereto.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

      Assignment. As of the Effective Date, Assignor hereby assigns, conveys, transfers and sets over unto Assignee its right, title and interest in, to and under the Lease, and in and to any claims for rent, arrears rent or any other claims arising under the Lease against any lessee thereunder, subject to the rights of the lessee under the Lease.

      Assumption. Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by the lessor under the Lease, from and after the Effective Date.

      Assignee’s Indemnification of Assignor. Assignee shall and does hereby indemnify Assignor against, and agrees to hold Assignor harmless of and from, all liabilities,

    obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Lease and occurring or alleged to have occurred on and after the Effective Date as to Assignor’s interest conveyed hereunder.

      Assignor’s Indemnification of Assignee. Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Lease and occurring or alleged to have occurred prior to the Effective Date.

      Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

      Counterparts. The parties agree that this Assignment may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic copies of this Assignment may be deemed to be originals. Facsimile and electronic counterparts of this Assignment shall be binding.

    [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, Assignor has executed this Assignment of Lease as of the date set forth above as to its interest.

    ASSIGNOR:

    AEI INCOME & GROWTH FUND 25 LLC
    a Delaware limited liability company

    By:
    AEI Fund Management XXI, Inc. a Minnesota corporation
    Its:
    Managing Member

    By:

    Name: Marni Nygard
    Its:
    President

    ASSIGNEE:

    AEI NET LEASE INCOME FUND 36 LP,
    a Minnesota limited partnership

    By:
    AEI Income Fund Manager, Inc. a Minnesota corporation
    Its:
    General Partner

    By:

    Name: Marni Nygard
    Its:
    President

    Exhibit A
    (Legal Description to Assignment of Lease)

    All that certain tract or parcel of land, situate, lying and being located in Land Lot 263 of the 13th Land District of Bibb County, Georgia, designated as Parcel 4 comprising 0.915 acres as shown on a Re-Subdivision Survey for Bass Road Urgent Care, LLC dated March 26, 2012, prepared by James P. Garrett, Georgia Registered Land Surveyor No. 2466, a copy of which is recorded in Plat Book 93, Page 450, Clerk's Office, Bibb County Superior Court and is incorporated herein by reference for a more complete and accurate description of the property.

    Together With:

    Those Rights and Easements appurtenant to the subject property, including, but not limited to, Cross Access Easements, Parking Rights and the use and enjoyment of Open Areas as enumerated in that certain Declaration of Covenants, Conditions and Restrictions for Providence Commercial Village by Placemaker, LLC, a Georgia limited liability company, dated June 1, 2006, filed for record July 18, 2006, and recorded in Deed Book 7137, Page 106, aforesaid records; as affected by that certain Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre (aka Providence Towne Centre), dated February 15, 2008, filed for record February 20, 2008, and recorded in Deed Book 7770, Page 1, aforesaid records; as affected by that certain Supplemental Declaration to Amended Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre, dated October 20, 2010, filed for record October 27, 2010, and recorded in Deed Book 8392, Page 185, aforesaid records; and as further affected by that certain Supplemental Declaration to Amended Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre, dated April 22, 2011, filed for record June 26, 2011, and recorded in Deed Book 8516, Page 256, aforesaid records.

    Also conveyed is a non-exclusive, perpetual and irrevocable easement on, over, across and through North Macon Street designated as Private Right of Way and Access Easement (being approximately 60' in width) as shown on the above referenced plat.
    This conveyance is subject to the Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for North Macon Towne Centre made by Placemaker, LLC dated February 15, 2008 and recorded in Deed Book 7770, pages 1-45, as amended, Clerk's office, Bibb Superior Court.

    EXHIBIT E
    Form of Assignment of Warranties

    ASSIGNMENT OF WARRANTIES

    , 2026 (the “Effective Date”)
    THIS ASSIGNMENT OF WARRANTIES (this “Assignment”) is entered into by and among AEI INCOME & GROWTH FUND 25 LLC, a Delaware limited liability company (“Assignor”), as assignor, and AEI NET LEASE INCOME FUND 36 LP, a Minnesota limited partnership, (“Assignee”), as assignee.
    RECITALS

      Pursuant  to  the  terms  of  that  certain  Purchase  Agreement,  dated  as  of
      , 2026, entered into by and between Assignor and Assignee (as may be assigned, amended, and/or modified, the “Purchase Agreement”), Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto owned by Assignor, all as more particularly described in the Purchase Agreement (collectively, the “Property”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

      The Purchase Agreement provides, inter alia and only to the extent they are assignable, that Assignor shall assign to Assignee all of Assignor’s right, title and interest in and to all warranties relating to the Property and that Assignor and Assignee shall enter into this Assignment.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Assignor and Assignee hereto hereby agree as follows:

    ASSIGNMENT

      Assignment of Warranties. On the Effective Date, Assignor hereby assigns, sets over, transfers and conveys to Assignee all of Assignor’s right, title and interest in, to and under the warranties; including, but not limited to, the roof warranty, in effect with respect to all or any portion of the Property as of the date hereof (collectively the “Warranties”). Assignee hereby accepts the foregoing assignment of the Warranties.

      Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

      Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument, and Assignor and Assignee agree that the use of pdf signatures (by email) for the negotiation and execution of this Assignment shall be legal and binding and shall have the same full force and effect as if originally signed.

      Miscellaneous. This Assignment and the obligations of Assignor and Assignee herein shall (a) survive the Closing of the Transaction, (b) not be merged therein, and (c) be binding upon and inure to the benefit of Assignor and Assignee hereto, their respective legal representatives, successors and assigns and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

    [Remainder of Page Intentionally Blank; Signature Page Follows]

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Warranties to be enforceable on the Effective Date.

    ASSIGNOR:

    AEI INCOME & GROWTH FUND 25 LLC
    a Delaware limited liability company

    By:
    AEI Fund Management XXI, Inc.
    a Delaware limited liability company Its:
    Managing Member

    By:
    Name: Marni Nygard

    Its: President

    ASSIGNEE:

    AEI NET LEASE INCOME FUND 36 LP
    a Minnesota limited partnership

    By:
    AEI Income Fund Manager, Inc. a Minnesota corporation
    Its:
    General Partner

    By:

    Name: Marni Nygard
    Its:
    President